Calculation of Filing Fee Tables
S-3
AGREE REALTY CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Equity	Warrants	457(r)				0.0001381
Fees to be Paid	5	Debt	Guarantees of debt securities	457(r)				0.0001381
Fees to be Paid	6	Debt	Debt securities	457(r)				0.0001381
Fees to be Paid	7	Debt	Guarantees of debt securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a - This registration statement registers an unspecified amount of securities of each identified class. The securities registered hereunder may be sold together or as units with other securities registered hereunder. Note 1.b - Offering relates to Agree Realty Corporation. Note 1.c - Maximum Aggregate Offering Price omitted pursuant to Form S-3 General Instruction II.E. Note 1.d - An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities, including as a result of share splits, anti-dilution adjustments, share distributions, or similar transactions. Note 1.e - In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee.

[2]	See offering notes 1.a, 1.b, 1.c, 1.d, and 1.e.

[3]	See offering notes 1.a, 1.b, 1.c, 1.d, and 1.e. Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. Depositary shares will represent an interest in a fractional share of preferred stock or multiple shares of preferred stock.

[4]	See offering notes 1.a, 1.b, 1.c, 1.d, and 1.e.

[5]	See offering notes 1.a, 1.b, 1.c, 1.d, and 1.e. We are also registering an indeterminate amount of guarantees of debt securities of Agree Limited Partnership by Agree Realty Corporation and certain of our subsidiaries listed in the Table of Co-Registrants. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

[6]	See offering notes 1.a, 1.b, 1.c, 1.d, and 1.e. Offering relates to Agree Limited Partnership.

[7]	See offering notes 1.a, 1.b, 1.c, 1.d, and 1.e. We are also registering an indeterminate amount of guarantees of debt securities of Agree Limited Partnership by Agree Realty Corporation and certain of our subsidiaries listed in the Table of Co-Registrants. Pursuant to Rule 457(n) under the Securities Act, no separate Offering relates to subsidiary guarantors.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date